Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS CAPS 2011 WITH STRONG FOURTH QUARTER RESULTS

•	Q4 net revenues grew 6.6% to $14.7 billion; Organic Net Revenues[1] up 6.1%

•	Q4 Diluted EPS was $0.47; Operating EPS[1],[2] was $0.57, up 23.9%

•	2011 net revenues grew 10.5% to $54.4 billion; Organic Net Revenues up 6.6%

•	2011 Diluted EPS was $1.99; Operating EPS was $2.29, up 13.4%

•	Company expects 2012 Organic Net Revenue growth and Operating EPS growth consistent with long-term targets

NORTHFIELD, Ill. – Feb. 21, 2012 – Kraft Foods Inc. (NYSE: KFT) today reported strong fourth quarter and full year 2011 results, driven by robust revenue growth, effective cost management and focused investments in the company’s iconic brands.

“We delivered terrific results in 2011, and our businesses are healthier than ever due to the disciplined execution of our strategy,” said Irene Rosenfeld, Chairman and CEO. “We expect to deliver top-tier growth in 2012, in line with our long-term targets, while we prepare to successfully launch the North American grocery and global snacks companies later this year.”

Net revenues for the fourth quarter were $14.7 billion, up 6.6 percent. Organic Net Revenues grew 6.1 percent.

For the full year, net revenues were $54.4 billion, up 10.5 percent. Organic Net Revenues grew 6.6 percent, driven by strong growth across all geographies. Pricing contributed 6.0 percentage points of growth, and volume/mix contributed 0.6 percentage points.

Operating income for the fourth quarter was $1.5 billion, and operating income margin was 10.3 percent. Underlying Operating Income1, which excludes acquisition-

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]

Beginning in Q4 2011, the company began to incur costs in connection with the proposed spin-off of the North American grocery business. Please see the discussion of Non-GAAP Financial Measures at the end of this press release to review the company’s treatment of these costs with respect to calculating Underlying Operating Income and Operating EPS.

related costs3, Integration Program costs4, and spin-off-related costs5, grew 7.4 percent to $1.7 billion.

Operating income for the full year was $6.7 billion, and operating income margin was 12.2 percent. Underlying Operating Income1 grew 9.7 percent to $7.2 billion, driven primarily by effective management of input costs through pricing and productivity, favorable foreign currency and volume/mix gains. These gains were partially offset by the year-over-year change of unrealized gains/losses from hedging activities and the loss of the Starbucks CPG business6. Underlying Operating Income margin of 13.3 percent was essentially flat versus the prior year despite the impact of the higher revenue base (from pricing) on the margin calculation.

Diluted earnings per share for the fourth quarter were $0.47, while Operating EPS1 was $0.57, including a negative impact from foreign currency of $0.01.

Diluted EPS for the full year was $1.99. Operating EPS was $2.29, up 13.4 percent, driven primarily by operating gains, lower tax costs, and favorable foreign currency. Earnings growth was tempered by the change in unrealized gains/losses from hedging activities, higher shares outstanding, the impact of divestitures and higher interest expense.

Adjusted free cash flow1,7 for the full year was $3.2 billion, essentially flat versus the prior year, with earnings growth offset by the impact of commodity inflation on working capital as well as higher capital expenditures.

Strong Revenue and Operating Income Growth in North America

Robust revenue growth and a continued focus on cost management fueled strong operating income gains in Kraft Foods North America.

Net revenues for the fourth quarter increased 8.9 percent, while Organic Net Revenues1 increased 7.0 percent.

Net revenues for the full year increased 5.1 percent. Organic Net Revenues grew 4.8 percent, led by higher pricing across each business segment and significant contributions from new products.

Segment operating income increased 12.7 percent for the fourth quarter. For the full year, segment operating income grew 3.6 percent, including a negative 3.4 percentage

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[3]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.
[4]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
[5]	Spin-off-related costs include transaction fees and other costs associated with the proposed spin-off of the North American grocery business.
[6]

Effective March 1, 2011, Starbucks unilaterally took control of the sale and distribution of the packaged coffee business in grocery stores and other channels by terminating its agreements with Kraft Foods and in a manner that Kraft Foods believes violates the terms of those agreements.

[7]

For 2011, reflects free cash flow excluding a voluntary $495 million contribution to pension. For 2010, reflects free cash flow excluding taxes paid on the gain on sale of the North America pizza business point impact from divestitures (primarily the Starbucks CPG business). Excluding this factor, the growth in full year segment operating income reflected effective management of input costs, lower SG&A and the impact of a 53rd week of shipments, partially offset by unfavorable volume/mix.

Power Brands and Focused Cost Management Continue to Fuel Growth in Europe

Continued investment behind Power Brands and focus on cost management drove strong top- and bottom-line gains in Kraft Foods Europe in every quarter this year.

Net revenues for the fourth quarter increased 7.5 percent, while Organic Net Revenues1 increased 3.1 percent.

For the full year, net revenues grew 14.9 percent. Organic Net Revenues increased 4.6 percent as strong brand equities enabled a positive contribution from volume/mix despite significant pricing actions. Power Brands grew more than 7 percent.

Segment operating income for the fourth quarter grew about 120 percent as sharply lower Integration Program costs versus the prior year accounted for more than 100 percentage points of the increase. Unfavorable currency had a negative 2.9 percentage point impact.

Segment operating income for the full year increased 26.1 percent, including benefits of 6.9 percentage points from lower Integration Program and acquisition-related costs versus the prior year and 5.4 percentage points from currency. Excluding these factors, the strong growth in segment operating income reflected productivity gains and cost synergies, lower SG&A and accounting calendar changes (including the impact of a 53rd week of shipments). These gains were tempered by higher raw material costs net of pricing.

Developing Markets Delivers Double-Digit Top- and Bottom-Line Growth

Kraft Foods Developing Markets delivered strong revenue and operating income growth despite volatile market conditions in each of its three regions.

Net revenues for the fourth quarter increased 2.4 percent, while Organic Net Revenues grew 7.2 percent.

Net revenues for the full year increased 16.2 percent. Organic Net Revenues grew 11.2 percent, driven by both higher pricing and volume/mix gains. Power Brands grew approximately 17 percent.

Segment operating income for the quarter increased 30.8 percent, including a favorable 16.6 percentage point impact from lower Integration Program costs versus the prior year, and a negative 2.7 percentage point impact from currency.

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Segment operating income for the full year grew 30.2 percent, including benefits of 6.0 percentage points from lower Integration Program and acquisition-related costs versus the prior year, 5.2 percentage points from currency and 3.0 percentage points from the addition of Cadbury. Excluding these factors, the strong increase in segment operating income was driven by volume/mix gains and effective management of input costs, partially offset by overhead investments to support growth and higher advertising and consumer support.

OUTLOOK

In 2012, Kraft Foods expects to deliver Organic Net Revenue growth of approximately 5 percent, including a negative impact of up to one percentage point from product pruning in North America. Operating EPS is expected to grow at least 9 percent on a constant currency basis, despite a higher effective tax rate and a 4 percentage point headwind from higher pension costs.

“Our business momentum remains strong,” said David Brearton, Executive Vice President and CFO. “We’re confident that we can continue to deliver top-tier growth while we position ourselves to launch two industry-leading companies by the end of the year.”

The company also said that it will incur one-time restructuring, transition and transaction costs of $1.6 billion to $1.8 billion as it prepares to separate into two companies later this year. In addition, the company estimates that it may incur between $400 million and $800 million of potential debt breakage and financing fees as it executes a migration of debt to the North American grocery company.

CONFERENCE CALL

The company will host an investor briefing to review its 2011 financial results, its outlook for 2012 and provide an update on its plan to create two independent companies, at the Consumer Analyst Group of New York (CAGNY) conference in Boca Raton, Fla., beginning at 10:30 a.m. EST today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s website.

ABOUT KRAFT FOODS

Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2011 revenue of $54.4 billion. Twelve of the company’s iconic brands – Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Tang and Trident – generate revenue of more than $1 billion annually. On Aug. 4, 2011,

Kraft Foods announced plans to divide and create two independent public companies: a high-growth global snacks business and a high-margin North American grocery business. The transaction is expected to be completed before the end of 2012. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. Visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “continue,” “expect,” “will,” “confident,” “estimates,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, the health of our businesses; 2012 top-tier growth; launching the North American grocery and global snacks companies; our Outlook, in particular, expected Organic Net Revenues, operating EPS, effective tax rate and pension costs; and one-time costs, debt breakage fees and financing fees associated with the spin-off. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, our failure to successfully separate the company, continued volatility of input costs, pricing actions, increased competition, continued weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is organic net revenues, which excludes the impacts of acquisitions, divestitures (including the Starbucks CPG business), currency and accounting calendar changes (including the 53rd week of shipments). The company uses organic net revenues and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions, divestitures and accounting calendar changes from net revenues.

The company uses underlying operating income, which is defined as operating income excluding costs related to: the Integration Program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; and spin-off-related costs, including transaction fees and other costs associated with the proposed spin-off of the North American grocery business. The company uses underlying operating income and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects operating income on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition and the proposed spin-off of the North American Grocery business from operating income.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods from continuing operations excluding costs related to: the Integration Program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation; and spin-off-related costs, including transaction fees and other costs associated with the proposed spin-off of the North American grocery business. Management believes this measure better reflects earnings per share on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition and the proposed spin-off of the North American grocery business, as well as other one-time impacts from earnings per share.

The company uses adjusted free cash flow, which is defined as cash flow from operations less capital expenditures, plus incremental pension contributions and taxes paid on the gain on sale of the North America pizza business. Management believes adjusted free cash flow shows the financial health of, and how efficiently we are running, the company.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and twelve months ended December 31, 2011 and 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

SEGMENT OPERATING INCOME

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of selling, general and administrative expenses), general corporate expenses (which are a component of selling, general and administrative expenses) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2011	2010	% Change Fav / (Unfav)
Net revenues	$14,688	$13,773	6.6%

Cost of sales	9,795	8,975	(9.1)%

Gross profit	4,893	4,798	2.0%
Gross profit margin	33.3%	34.8%

Selling, general and administrative expenses	3,333	3,460	3.7%

Asset impairment and exit costs	—	27	100.0%

(Gains) / losses on divestitures, net	—	6	100.0%

Amortization of intangibles	53	65	18.5%

Operating income	1,507	1,240	21.5%
Operating income margin	10.3%	9.0%

Interest and other expense, net	573	528	(8.5)%

Earnings from continuing operations before income taxes	934	712	31.2%

Provision for income taxes	92	165	44.2%
Effective tax rate	9.9%	23.2%

Earnings from continuing operations	$842	$547	53.9%

Earnings from discontinued operations, net of income taxes	—	—	—

Net earnings	$842	$547	53.9%

Noncontrolling interest	12	7	(71.4)%

Net earnings attributable to Kraft Foods	$830	$540	53.7%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$0.47	$0.31	51.6%
- Discontinued operations	—	—	—

- Net earnings attributable to Kraft Foods	$0.47	$0.31	51.6%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$0.47	$0.31	51.6%
- Discontinued operations	—	—	—

- Net earnings attributable to Kraft Foods	$0.47	$0.31	51.6%

Average shares outstanding:
Basic	1,771	1,751	(1.1)%
Diluted	1,779	1,757	(1.3)%

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended December 31,

($ in millions) (Unaudited)

							% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Integration Program	Impact of Accounting Calendar Changes (2)	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2011
U.S. Beverages	$725	$—	$—	$(37)	$—	$688	(3.2)%	15.2%	6.0	pp	9.2	pp
U.S. Cheese	1,159	—	—	(46)	—	1,113	13.3%	9.0%	(1.8)		10.8
U.S. Convenient Meals	792	—	—	(43)	—	749	10.6%	4.6%	(2.8)		7.4
U.S. Grocery	960	—	—	(45)	—	915	9.1%	4.0%	(4.6)		8.6
U.S. Snacks	1,748	—	—	(66)	—	1,682	10.1%	5.9%	(4.5)		10.4
Canada & N.A. Foodservice	1,417	—	—	(57)	6	1,366	10.0%	6.5%	2.0		4.5

Kraft Foods North America	$6,801	$—	$—	$(294)	$6	$6,513	8.9%	7.0%	(1.5)		8.5

Kraft Foods Europe	3,716	—	—	(177)	23	3,562	7.5%	3.1%	(2.2)		5.3
Kraft Foods Developing Markets	4,171	—	1	(93)	149	4,228	2.4%	7.2%	(1.0)		8.2

Kraft Foods	$14,688	$—	$1	$(564)	$178	$14,303	6.6%	6.1%	(1.5	)pp	7.6	pp

2010
U.S. Beverages	$749	$(152)	$—	$—	$—	$597
U.S. Cheese	1,023	(2)	—	—	—	1,021
U.S. Convenient Meals	716	—	—	—	—	716
U.S. Grocery	880	—	—	—	—	880
U.S. Snacks	1,588	—	—	—	—	1,588
Canada & N.A. Foodservice	1,288	(5)	—	—	—	1,283

Kraft Foods North America	$6,244	$(159)	$—	$—	$—	$6,085

Kraft Foods Europe	3,456	—	—	—	—	3,456
Kraft Foods Developing Markets	4,073	—	1	(130)	—	3,944

Kraft Foods	$13,773	$(159)	$1	$(130)	$—	$13,485

(1)	Impact of divestitures includes for reporting purposes Starbucks CPG business.
(2)	Includes the impacts of accounting calendar changes and the 53rd week of shipments in 2011.

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended December 31,

($ in millions) (Unaudited)

		2010 Impacts
	2010 Operating Income - As Reported (GAAP)	Acquisition- Related Costs (1)	Integration Program Costs (2)	Asset Impairment & Exit Costs (3)	Impact of Divestitures (4)	Impact of Accounting Calendar Changes
Segment Operating Income:
U.S. Beverages	$83	$—	$—	$—	$(38)	$—
U.S. Cheese	159	—	—	—	5	—
U.S. Convenient Meals	1	—	—	—	—	—
U.S. Grocery	277	—	—	(1)	—	—
U.S. Snacks	182	—	21	—	—	—
Canada & N.A. Foodservice	147	—	14	(1)	(1)	—

Kraft Foods North America	$849	$—	$35	$(2)	$(34)	$—

Kraft Foods Europe	159	—	223	9	—	—
Kraft Foods Developing Markets	419	—	96	20	—	(14)
Unrealized G/(L) on Hedging Activities	67	—	—	—	—	—
HQ Pension	(56)	—	—	—	—	—
General Corporate Expenses	(133)	1	8	—	—	1
Amortization of Intangibles	(65)	—	—	—	—	—

Kraft Foods	$1,240	$1	$362	$27	$(34)	$(13)

	2011 Impacts
	Integration Program Costs (2)	Asset Impairment & Exit Costs	Impact of Accounting Calendar Changes (5)	Impact of Currency	Spin-off Costs (6)	Operations	2011 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$—	$—	$10	$—	$—	$(5)	$50	(39.8)%
U.S. Cheese	—	—	12	—	—	31	207	30.2%
U.S. Convenient Meals	—	—	8	—	—	1	10	100.0+ %
U.S. Grocery	—	—	20	—	—	(19)	277	0.0%
U.S. Snacks	(18)	—	16	—	—	40	241	32.4%
Canada & N.A. Foodservice	(7)	—	11	(1)	—	10	172	17.0%

Kraft Foods North America	$(25)	$—	$77	$(1)	$—	$58	$957	12.7%

Kraft Foods Europe	(91)	(1)	24	(11)	—	37	349	100.0+ %
Kraft Foods Developing Markets	(40)	1	6	(14)	—	74	548	30.8%
Unrealized G/(L) on Hedging Activities	—	—	—	—	—	(125)	(58)
HQ Pension	—	—	—	—	—	(7)	(63)
General Corporate Expenses	(13)	—	1	—	(46)	8	(173)
Amortization of Intangibles	—	—	—	(1)	—	13	(53)

Kraft Foods	$(169)	$—	$108	$(27)	$(46)	$58	$1,507	21.5%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. In Q4 2011, $1 million was recorded in Net Revenues, $49 million was recorded in Cost of Sales and $119 million was recorded in Selling, General and Administrative expenses. In Q4 2010, $1 million was recorded in Net Revenues, $45 million was recorded in Cost of Sales and $316 million was recorded in Selling, General and Administrative expenses.

(3)	Includes $28 million reversal of prior years' Restructuring Program costs in 2010.
(4)	Impact of divestitures includes the loss on the divestiture of the Bagelfuls business and for reporting purposes Starbucks CPG business.
(5)	Includes the impacts of accounting calendar changes and the 53rd week of shipments in 2011.
(6)	Spin-off costs include transaction fees and other costs associated with the proposed spin-off of the North American grocery business.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended December 31,

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Acquisition- related costs (2)	Spin-off costs (3)	Underlying (Non-GAAP)
2011
Net Revenues	$14,688	$1	$—	$—	$14,689
Operating Income	$1,507	$169	$—	$46	$1,722
Operating Income Margin	10.3%				11.7%

2010
Net Revenues	$13,773	$1	$—	$—	$13,774
Operating Income	$1,240	$362	$1	$—	$1,603
Operating Income Margin	9.0%				11.6%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	Spin-off costs include transaction fees and other costs associated with the proposed spin-off of the North American grocery business.

Schedule 5

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Three Months Ended December 31, 2010 (GAAP)	$0.31
Earnings and gain from discontinued operations, net of income taxes	—

Diluted EPS Attributable to Kraft Foods from continuing operations for the Three Months Ended December 31, 2010 (GAAP)	0.31

Integration Program costs(1)	0.15

Operating EPS for the Three Months Ended December 31, 2010 (Non-GAAP)	0.46

Increases in operations	0.08

Increases in operations from accounting calendar changes including the 53rd week of shipments	0.03

Decreased operating income from divestitures (including for reporting purposes Starbucks CPG business)	(0.02)

Lower net asset impairments and exit costs	0.01

Change in unrealized gains/losses on hedging activities	(0.05)

Change in foreign currency	(0.01)

Changes in taxes	0.10

Higher interest and other expense, net(2)	(0.02)

Higher shares outstanding	(0.01)

Operating EPS for the Three Months Ended December 31, 2011 (Non-GAAP)	0.57	23.9%
Integration Program costs(1)	(0.08)
Spin-off costs(3)	(0.02)

Diluted EPS Attributable to Kraft Foods for the Three Months Ended December 31, 2011 (GAAP)	$0.47	51.6%

(1)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $169 million, or $152 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended December 31, 2011, as compared to $373 million, or $271 million after-tax for the three months ended December 31, 2010.

(2)	Includes a loss of $157 million related to several interest rate swaps that settled in 2011.
(3)	Spin-off costs include transaction fees and other costs associated with the proposed spin-off of the North American grocery business.

Schedule 6

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Twelve Months Ended December 31,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2011	2010	% Change Fav / (Unfav)
Net revenues	$54,365	$49,207	10.5%

Cost of sales	35,350	31,305	(12.9)%

Gross profit	19,015	17,902	6.2%
Gross profit margin	35.0%	36.4%

Selling, general and administrative expenses	12,140	12,001	(1.2)%

Asset impairment and exit costs	(7)	18	100.0+ %

(Gains) / losses on divestitures, net	—	6	100.0%

Amortization of intangibles	225	211	(6.6)%

Operating income	6,657	5,666	17.5%
Operating income margin	12.2%	11.5%

Interest and other expense, net	1,885	2,024	6.9%

Earnings from continuing operations before income taxes	4,772	3,642	31.0%

Provision for income taxes	1,225	1,147	(6.8)%
Effective tax rate	25.7%	31.5%

Earnings from continuing operations	$3,547	$2,495	42.2%

Earnings from discontinued operations, net of income taxes	—	48	(100.0)%

Gain on divestiture of discontinued operations, net of income taxes	—	1,596	(100.0)%

Net earnings	$3,547	$4,139	(14.3)%

Noncontrolling interest	20	25	20.0%

Net earnings attributable to Kraft Foods	$3,527	$4,114	(14.3)%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$2.00	$1.44	38.9%
- Discontinued operations	—	0.96	(100.0)%

- Net earnings attributable to Kraft Foods	$2.00	$2.40	(16.7)%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$1.99	$1.44	38.2%
- Discontinued operations	—	0.95	(100.0)%

- Net earnings attributable to Kraft Foods	$1.99	$2.39	(16.7)%

Average shares outstanding:
Basic	1,765	1,715	(2.9)%
Diluted	1,772	1,720	(3.0)%

Schedule 7

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

								% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Acquisitions (2)	Impact of Integration Program	Impact of Accounting Calendar Changes (3)	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2011
U.S. Beverages	$3,006	$(87)	$—	$—	$(37)	$—	$2,882	(6.4)%	6.7%	(0.2	)pp	6.9	pp
U.S. Cheese	3,810	—	—	—	(46)	—	3,764	8.0%	7.1%	(1.1)		8.2
U.S. Convenient Meals	3,328	—	—	—	(43)	—	3,285	6.3%	4.9%	(1.0)		5.9
U.S. Grocery	3,563	—	—	—	(45)	—	3,518	4.9%	3.5%	(2.9)		6.4
U.S. Snacks	6,329	—	(76)	—	(66)	—	6,187	5.5%	3.1%	(1.9)		5.0
Canada & N.A. Foodservice	5,152	(4)	(41)	—	(57)	(136)	4,914	9.7%	5.1%	(0.2)		5.3

Kraft Foods North America	$25,188	$(91)	$(117)	$—	$(294)	$(136)	$24,550	5.1%	4.8%	(1.3)		6.1

Kraft Foods Europe	13,356	—	(201)	—	(403)	(632)	12,120	14.9%	4.6%	0.2		4.4
Kraft Foods Developing Markets	15,821	—	(379)	1	(183)	(397)	14,863	16.2%	11.2%	3.9		7.3

Kraft Foods	$54,365	$(91)	$(697)	$1	$(880)	$(1,165)	$51,533	10.5%	6.6%	0.6	pp	6.0	pp

2010
U.S. Beverages	$3,212	$(512)	$—	$—	$—	$—	$2,700
U.S. Cheese	3,528	(14)	—	—	—	—	3,514
U.S. Convenient Meals	3,131	—	—	—	—	—	3,131
U.S. Grocery	3,398	—	—	—	—	—	3,398
U.S. Snacks	6,001	—	—	—	—	—	6,001
Canada & N.A. Foodservice	4,696	(21)	—	—	—	—	4,675

Kraft Foods North America	$23,966	$(547)	$—	$—	$—	$—	$23,419

Kraft Foods Europe	11,628	—	—	—	(45)	—	11,583
Kraft Foods Developing Markets	13,613	(105)	—	1	(148)	—	13,361

Kraft Foods	$49,207	$(652)	$—	$1	$(193)	$—	$48,363

(1)	Impact of divestitures includes for reporting purposes Starbucks CPG business.
(2)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition on February 2, 2010.
(3)	Includes the impacts of accounting calendar changes and the 53rd week of shipments in 2011.

Schedule 8

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

	2010 Operating Income - As Reported (GAAP)	2010 Impacts
		Acquisition- Related Costs (1)	Integration Program Costs (2)	Asset Impairment & Exit Costs (3)	Impact of Divest- itures (4)	Impact of Accounting Calendar Changes
Segment Operating Income:
U.S. Beverages	$564	$—	$—	$(2)	$(143)	$—
U.S. Cheese	598	—	—	(1)	6	—
U.S. Convenient Meals	268	—	—	(1)	—	—
U.S. Grocery	1,164	—	—	(3)	—	—
U.S. Snacks	845	5	32	(1)	—	—
Canada & N.A. Foodservice	582	2	22	(3)	(2)	—

Kraft Foods North America	$4,021	$7	$54	$(11)	$(139)	$—

Kraft Foods Europe	1,115	23	256	9	—	(8)
Kraft Foods Developing Markets	1,577	25	181	20	(4)	(16)
Unrealized G/(L) on Hedging Activities	67	—	—	—	—	—
HQ Pension	(179)	—	—	—	—	—
General Corporate Expenses	(724)	218	155	—	—	1
Amortization of Intangibles	(211)	—	—	—	—	—

Kraft Foods	$5,666	$273	$646	$18	$(143)	$(23)

	2011 Impacts								2011 Operating Income - As Reported (GAAP)	% Change
	Impact of Acquisitions (5)	Integration Program Costs (2)	Asset Impairment & Exit Costs (3) (8)	Impact of Divestitures (4)	Impact of Accounting Calendar Changes (6)	Impact of Currency	Spin-off Costs (7)	Operations (8)
Segment Operating Income:
U.S. Beverages	$—	$—	$1	$13	$10	$—	$—	$7	$450	(20.2)%
U.S. Cheese	—	—	—	—	12	—	—	14	629	5.2%
U.S. Convenient Meals	—	—	—	—	8	—	—	44	319	19.0%
U.S. Grocery	—	—	—	—	20	—	—	59	1,240	6.5%
U.S. Snacks	12	(47)	1	—	16	—	—	(16)	847	0.2%
Canada & N.A. Foodservice	14	(19)	—	2	11	24	—	49	682	17.2%

Kraft Foods North America	$26	$(66)	$3	$15	$77	$24	$—	$156	$4,167	3.6%

Kraft Foods Europe	24	(256)	2	—	58	75	—	108	1,406	26.1%
Kraft Foods Developing Markets	53	(161)	2	—	16	93	—	267	2,053	30.2%
Unrealized G/(L) on Hedging Activities	18	—	—	—	—	—	—	(185)	(100)
HQ Pension	—	—	—	—	—	—	—	(27)	(206)
General Corporate Expenses	(2)	(38)	—	—	1	(3)	(46)	—	(438)
Amortization of Intangibles	(18)	—	—	—	—	(11)	—	15	(225)

Kraft Foods	$101	$(521)	$7	$15	$152	$178	$(46)	$334	$6,657	17.5%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. For the twelve months ended December 31, 2011, $1 million was recorded in Net Revenues, $109 million was recorded in Cost of Sales and $411 million was recorded in Selling, General and Administrative expenses. For the twelve months ended December 31, 2010, $1 million was recorded in Net Revenues, $48 million was recorded in Cost of Sales and $597 million was recorded in Selling, General and Administrative expenses.

(3)	Includes $37 million reversal of prior years' Restructuring Program costs in 2010 and $7 million reversal of prior years' Restructuring Program costs in 2011.
(4)	Impact of divestitures includes the loss on the 2010 divestiture of the Bagelfuls business and for reporting purposes Starbucks CPG business.
(5)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition on February 2, 2010.
(6)	Includes the impacts of accounting calendar changes and the 53rd week of shipments in 2011.
(7)	Spin-off costs include transaction fees and other costs associated with the proposed spin-off of the North American grocery business.
(8)	May not foot due to rounding.

Schedule 9

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Twelve Months Ended December 31,

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program costs (1)	Acquisition-related costs (2)	Spin-off costs (3)	Underlying (Non-GAAP)
2011
Net Revenues	$54,365	$1	$—	$—	$54,366
Operating Income	$6,657	$521	$—	$46	$7,224
Operating Income Margin	12.2%				13.3%

2010
Net Revenues	$49,207	$1	$—	$—	$49,208
Operating Income	$5,666	$646	$273	$—	$6,585
Operating Income Margin	11.5%				13.4%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(3)	Spin-off costs include transaction fees and other costs associated with the proposed spin-off of the North American grocery business.

Schedule 10

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Twelve Months Ended December 31, 2010 (GAAP)	$2.39
Earnings and gain from discontinued operations, net of income taxes	0.95

Diluted EPS Attributable to Kraft Foods from continuing operations for the Twelve Months Ended December 31, 2010 (GAAP)	1.44

Acquisition-related costs (1)	0.12

Acquisition-related interest and other expense, net (2)	0.09

Integration Program costs (3)	0.29

U.S. health care legislation impact on deferred taxes (4)	0.08

Operating EPS for the Twelve Months Ended December 31, 2010 (Non-GAAP)	2.02

Increases in operations	0.21

Increases in operations from the Cadbury acquisition (5)	0.03

Increases in operations from accounting calendar changes including the 53rd week of shipments	0.04

Decreased operating income from divestitures (including for reporting purposes Starbucks CPG business)	(0.05)

Lower net asset impairment and exit costs	0.01

Change in unrealized gains/losses on hedging activities	(0.06)

Change in foreign currency	0.06

Changes in taxes (6)	0.13

Higher interest and other expense, net (7)	(0.04)

Higher shares outstanding	(0.06)

Operating EPS for the Twelve Months Ended December 31, 2011 (Non-GAAP)	2.29	13.4%
Integration Program costs (3)	(0.28)
Spin-off costs (8)	(0.02)

Diluted EPS Attributable to Kraft Foods for the Twelve Months Ended December 31, 2011 (GAAP)	$1.99	(16.7)%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Acquisition-related interest and other expense, net includes hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.
(3)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $521 million, or $497 million after-tax including certain tax costs associated with the integration of Cadbury, for the twelve months ended December 31, 2011, as compared to $657 million, or $497 million after-tax for the twelve months ended December 31, 2010.

(4)	Reflects the impact of a deferred tax charge resulting from U.S. health care legislation enacted in March 2010.
(5)	Reflects the incremental January 2011 operating results from our Cadbury acquisition on February 2, 2010.
(6)	Excludes the impact of the 2010 U.S. health care legislation impact on deferred taxes.
(7)	Excludes impacts of acquisition-related interest and other expense, net; and includes a loss of $157 million related to several interest rate swaps that settled in 2011.
(8)	Spin-off costs include transaction fees and other costs associated with the proposed spin-off of the North American grocery business.

Schedule 11

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

For the Twelve Months Ended December 31,

(in millions) (Unaudited)

	2010	2011
Net Cash Provided by Operating Activities (GAAP)	$3,748	$4,520
Capital Expenditures	(1,661)	(1,771)

Free Cash Flow (Non-GAAP)	$2,087	$2,749
Taxes Paid on Frozen Pizza Business Divestiture	1,176	—
Voluntary Pension Contributions	—	495

Adjusted Free Cash Flow (Non-GAAP)	$3,263	$3,244